UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 9, 2004

TURBOCHEF TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23478	48-1100390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 1900, Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(678) 987-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On September 9, 2004, TurboChef Technologies, Inc. issued a press release announcing revised guidance on anticipated revenues for the second half of 2004 and planned participation by representatives of the company in two investor conferences.  A copy of the press release is attached as Exhibit 99.1.

On September 13, 2004 TurboChef will make a presentation at the Roth Capital Partners New York conference, and on September 14 at the Edgewater Research Fall Conference.  A copy of the slideshow presentation, which, among other things, contains some general financial information, is attached as Exhibit 99.2.  A live Webcast of the Roth presentation will be available once the presentation begins on September 13 at the website http://wsw.com/webcast/roth4/trbo.ob/ and will remain available for sixty days.

The information in this Report, including the Exhibits attached hereto, is furnished solely under Regulation FD pursuant to Item 7.01 of this Form 8-K.  Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)        Exhibits

Exhibit No.	Description
99.1*	Press Release of TurboChef Technologies, Inc. dated September 9, 2004
99.2*	Turbochef Technologies, Inc. presentation for Roth Capital Partners New York and Edgewater Research Fall Conference investor conferences.
* Furnished solely pursuant to Item 7.01 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURBOCHEF TECHNOLOGIES, INC. (Registrant) By: /s/ Dennis J. Stockwell Dennis J. Stockwell Vice President, Secretary and General Counsel

Date:  September 13, 2004